                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 24, 2000

                                    ---------

                             PICTURETEL CORPORATION
               (Exact name of Registrant as specified in charter)

           DELAWARE                            I-9434                  04-2835972
(State or other jurisdiction of         (Commission File Number)     (I.R.S. employer
         incorporation)                                             identification No.)

                                     -------

                      100 Minuteman Rd., Andover, MA, 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 292-5000
                Registrant's Telephone number including area code

ITEM 5.  OTHER EVENTS.

         1. CLOSING OF $21.8 MILLION EQUITY FINANCING. On July 24, 2000, Intel Corporation, the State of Wisconsin Investment Board, Halpern Denny Fund II, L.P., and twelve directors and senior managers of PictureTel (the "Investors") invested $21.8 million in Series B Preference Shares of PictureTel, in connection with a closing held under the previously announced Stock Purchase and Investors Rights Agreement, dated July 13, 2000, among PictureTel and the Investors (the "Agreement"). The Investors purchased an aggregate of 8,738,000 shares at a cash purchase price of $2.50 per share, less a small amount allocated to the purchase of specified small minority investments in 1414c, Inc., a PictureTel subsidiary formed earlier this year to develop Internet-based communication products and services such as multi-point videoconferencing and voice-over-IP).

         2. AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT. On March 25, 1992, the Board of Directors (the "Board") of PictureTel Corporation (the "Company") declared a dividend of one purchase right (a "Right") for every outstanding share of the Company's common stock, par value $.01 per share, (the "Common Stock"). The terms of the Rights are set forth in a Rights Agreement (as amended to the date hereof, the "Rights Agreement") between the Company and Fleet National Bank (formerly known as Bank Boston, N.A., formerly known as The First National Bank of Boston) as Rights Agent (the "Rights Agent").

         In connection with the above described $21.8 million equity financing, on July 11, 2000, the Board of Directors of the Company approved Amendment No. 2 to the Rights Agreement between the Company and Fleet National Bank ("Second Amendment"), a copy of which is filed herewith as an exhibit and incorporated herein by reference. The Second Amendment provides that Intel Corporation ("Intel") will not be considered an "Acquiring Person" under the Rights Agreement so long as Intel and its affiliates and associates do not become the beneficial owner of greater than that number of shares of Common Stock of the Company equal to the sum of: (A) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company purchased by Intel in connection with that certain Stock Purchase and Investors Rights Agreement, dated as of January 18, 1999 ("1999 Stock Agreement"), by and among the Company and Intel; plus (B) the number of shares of Common Stock issuable upon conversion of the Series B Preference Stock of the Company ("Series B Stock") purchased by Intel in connection with a Stock Purchase and Investors Rights Agreement, dated as of July 13, 2000 ("2000 Stock Agreement"), by and among the Company, Intel, the State of Wisconsin Investment Board ("SWIB"), Halpern Denny Fund II, L.P., and certain other investors; plus (C) the number of additional shares of Common Stock which may be purchased by Intel pursuant to certain provisions of the 1999 Stock Agreement and the 2000 Stock Agreement, each such number of shares as adjusted for stock splits.

         The Second Amendment also provides that SWIB will not be considered an Acquiring Person under the Rights Agreement so long as SWIB and its affiliates and associates do not become the beneficial owner of greater than that number of shares of Common Stock equal to the sum of: (A) 3,616,900 shares of Common Stock, plus (B) the number of shares of Common Stock issuable upon conversion of the Series B Stock purchased by SWIB in connection with the 2000 Stock Agreement; PLUS (C) such number of additional shares of Common Stock which may be purchased by SWIB and which, when added to the number of shares of Common Stock in clauses (A) and (B) hereunder, shall result in the beneficial ownership at the time of less than 20% of the Common Stock; plus (D) the number of additional shares of Common Stock which may be purchased by SWIB pursuant to certain other provisions of the 2000 Stock Agreement, each such number of shares as adjusted for stock splits; provided, however, that at no time will SWIB and its affiliates and associates become the beneficial owner of 20% or more of Common Stock of the Company.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

                  (c)      EXHIBITS

                  EXHIBIT NUMBER                     TITLE
                  --------------                     -----
                         1             Stock Purchase and Investors
                                       Rights Agreement, dated as of
                                       July 13, 2000, among the
                                       Company, Intel Corporation, the
                                       State of Wisconsin Investment
                                       Board and certain investors
                                       listed on Schedule I thereto,
                                       as amended by Amendment No. 1
                                       dated July 24, 2000.

                         2 Certificate of Designation of the Series B Preference Stock.

                         3             Press Release dated July 25, 2000.

                         4 Amendment No. 2 to the Rights Agreement, dated July 24, 2000, between the Company and Fleet National Bank, c/o EquiServe, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PICTURETEL CORPORATION


                                        /s/ Ralph Takala
                                        ----------------------------------------
                                        Ralph Takala
                                        Chief Financial Officer


Date:    July 31, 2000